Exhibit 99.3

Fourth Quarter 2014 January 28 th , 2014

Fourth Quarter 2014 2 Cautionary Notice Regarding Forward - Looking Statements This press release contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2013 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov .

Fourth Quarter 2014 3 Financial Highlights Growth Highlights Q4 2014 Financial and Growth Highlights • Assets increased $731.5 million or 31.0% from the preceding quarter, reflecting the $683.2 million from acquisition of The BANKshares, Inc . • Total loans increased $430.8 million or 31.0% from 3Q14. Adjusting for loans acquired , loans increased $66.5 million, or 3.8% in Q4 and 11.8% year - over - year . • Deposits increased $608.0 million or 33.6% from the prior quarter; excluding deposits acquired, total deposits increased $91.7 million. • Noninterest bearing deposits grew to 30.0% of total deposits, from 25.7% one year ago. • Adjusted net income (1) , for the Q4 2014 increased 27% to $4.2 million or $ 0.13 per diluted share, compared to $3.3 million, or $0.13 per diluted share in 3Q14. GAAP , net loss in 4Q14 of $1.5 million or ($0.05) per share, including merger charges and other adjustments. • Fully implemented previously announced expense reductions of $1.8 million and merger savings of $5.5 million during the quarter. Total impact will be realized in 1Q15 as the savings achieve full quarter effect. • Net interest margin improved to 3.56% compared with 3.17% in preceding quarter due to loan growth, acquisition, and investment purchases . (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P)

Fourth Quarter 2014 4 Earnings Trend Improve • Earnings excluding merger costs and other adjustments improve as legacy cost outs completed and acquisition is fully integrated during the quarter. • Larger loan loss provision and higher tax rate negatively impacts adjusted net income trend for the quarter . • Adjusted Pretax, Preprovision income (1) significantly improved indicative of higher quality earnings. Expected to improve further as full quarter impact of cost savings adds an additional $1.1 million in pretax income in Q1 2015. ($s in 000s) Fourth Quarter Third Quarter Second Quarter First Quarter Fourth Quarter 2014 2014 2014 2014 2013 Adjusted Net Income (1) $4,179 $3,286 $2,990 $2,533 $600 Adjusted EPS (1) $0.13 $0.13 $0.12 $0.10 $0.03 Adjusted Pretax Pre - Provision Income (1) $7,464 $4,341 $3,821 $3,395 $3,617 Average Shares Outstanding 33,124 26,026 25,998 25,657 21,558 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P)

Fourth Quarter 2014 5 Loan Growth Momentum Continues $ 672 $ 675 $ 682 $ 701 $ 774 $632 $637 $653 $690 $1,048 $1,304 $1,312 $1,335 $1,391 $ 1,822 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Total Loans ($ in Millions) Consumer Commercial • Total loans were $1.822 billion at December 31, 2014, up $430.8 million from September 30, 2014 • Excluding loans acquired totaling $364.3 million after fair value adjustments, net loans grew $66.5 million or 3.8% (15% annualized) from the third quarter • Closed residential production totaled $57.9 million compared to $66.0 million in the third quarter and $52.4 million in the fourth quarter of 2013 • Consumer loan originations (inclusive of lines of credit) totaled $28.3 million compared to $24.5 million in the third quarter, and $8.5 million in the fourth quarter of 2013

Fourth Quarter 2014 6 Deposit Balances • Average noninterest bearing demand deposits increased to 30.8% of total deposits compared with 26.4% for the fourth quarter 2013 • Average Low/No cost deposits increased to 86.2% of total deposits compared to 83.8% one year ago $463 $481 $506 $506 $728 $ 1,006 $ 1,036 $1,041 $1,042 $ 1,307 $283 $270 $259 $252 $327 $1,752 $1,787 $1,806 $1,800 $2,362 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Average Deposit Balances ($ in Millions) Non Interest Bearing Low Cost Deposits Time Deposits

Fourth Quarter 2014 7 Balance Sheet Growth ($ in millions) • Deposits increased 5.2% excluding the acquisition of BANKshares year over year; Deposits excluding CDs and acquired deposits grew 9% from Q4 2013 • Loans increased 11.8% excluding the acquisition of BANKshares year over year $1,822 $2,417 $3,093 $1,458 $1,901 $2,410 $1,304 $1,806 $2,269 1,226 1,759 $2,174 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Loans Deposits Assets 2012 2013 2014 ex BANKshares 2014 incl BANKshares

Fourth Quarter 2014 8 Funding Costs Continue to Decline • Cost of Interest Bearing Liabilities declined 4 Basis Points compared to one year ago • Average cost of deposits decreased to 11 basis points from third quarter’s 12 basis points and compared to 14 basis points a year ago 14 14 13 12 11 35 33 33 32 31 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Funding Costs (in BPS) Deposit Costs Interest Bearing

Fourth Quarter 2014 9 • The acquisition of BANKshares improved the loan mix, which together with organic loan growth during the quarter contributed approximately 33 bps to the margin improvement, in line with expectations • Net interest income for the quarter totaled $24.7 million, a $7.5 million increase from the prior quarter • Net interest margin for the quarter increased to 3.56% versus prior quarter of 3.13% (1) in the third quarter 2014 • Investment purchases over the third and fourth quarters increased average investments $235 million ($150 million excluding BANKshares ), contributing approximately 10 bps to margin improvement in Q4 2014 $16,336 $16,277 $16,779 $17,282 $24,883 3.08% 3.07% 3.10% 3.17% 3.56% 0 5,000 10,000 15,000 20,000 25,000 30,000 2.80% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 3.60% Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Net Interest Income and Net Interest Margin ($ in thousands) Net Interest Income Net Interest Margin (1) Excludes 4 bps of nonaccrual loan interest loan interest recoveries Net Interest Income and Margin Meaningfully Improved

Fourth Quarter 2014 10 Non Interest Income • Noninterest income (excluding security gains) increased $992,000 from September 30, 2014. This increase includes a full quarter effect of fees generated from BANKshares accounts • Bank owned life insurance (BOLI) investments were transferred to Seacoast as a result of the acquisition, which were added to policies directly acquired during the quarter • The addition of BOLI will provide approximately $1.3 million in tax exempt revenues in 2015 • Trust revenues of $795,000 up $102,000 or 15% over Q4 2013 $1,778 $1,507 $1,484 $1,753 $2,208 $728 $661 $855 $825 $716 $1,154 $1,050 $1,113 $1,225 $1,212 $215 $254 $340 $281 $445 $1,394 $1,403 $1,514 $1,452 $1,603 $252 $697 $683 $590 $613 $705 $5,966 $5,558 $5,896 $6,149 $7,141 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Non Interest Income ($ in Thousands) Service Charges on Deposits Mortgage Banking Fees Wealth Management Income Marine Finance Interchange Income BOLI Other

Fourth Quarter 2014 11 Non Interest Expense $9,645 $9,594 $9,668 $9,917 $ 12,459 $1,586 $1,695 $1,811 $1,769 $1,925 $2,746 $2,702 $2,798 $2,820 $ 3,427 $749 $813 $675 $717 $1,072 $839 $935 $924 $884 $1,741 $451 $386 $411 $387 $476 $2,610 $2,259 $2,513 $2,350 $ 3,309 $18,626 $18,384 $18,800 $18,844 $ 24,409 $0 $3,000 $6,000 $9,000 $12,000 $15,000 $18,000 $21,000 $24,000 $27,000 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Core Operating Expenses (1) ($ in Thousands) Salaries and Benefits Data Processing Cost Occupancy / Telephone Marketing Legal and Professional FDIC Other • Fully implemented previously announced cost reductions totaling $1.8 million for streamlining our core branch network • P reviously announced annualized cost reductions in excess of $5.5 million were completed in Q4 relating to the acquisition of BANKshares • $1.1 million in further reduced core operating expenses from the above cost reductions is expected in Q1 2015 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P)

Fourth Quarter 2014 12 Florida’s Economic Improvement • Jobs increased 3% in November • Unemployment fell to 5.8%, the lowest level in 6 years • Consumer confidence reached a post - recession high of 87.4% in December.

Fourth Quarter 2014 13 Florida Job Expansion

Fourth Quarter 2014 14

Florida's Housing Market is Recovering

State / Metropolitan Statistical Area	Single Family Homes				Townhouses and Condos			
	Closed Sales	Y/Y % Chg.	Median Sale Price	Y/Y % Chg.	Closed Sales	Y/Y % Chg.	Median Sale Price	Y/Y % Chg.
State of Florida	17,772	10.7%	$176,000	3.5%	7,227	-5.4%	$140,000	7.7%
Deltona-Daytona Beach-Ormond Beach MSA (Volusia County)	707	19.2%	$132,500	5.4%	166	-3.5%	$168,000	23.5%
Miami-Fort Lauderdale-Pompano Beach MSA (Broward, Miami-Dade, and Palm Beach Counties)	3,084	0.7%	$259,900	0.3%	3,063	-11.6%	$145,000	7.4%
Orlando-Kissimmee-Sanford MSA (Lake, Orange, Osceola, and Seminole Counties)	2,190	18.9%	$179,900	7.1%	596	3.1%	$105,500	5.5%
Palm Bay-Melbourne-Titusville MSA (Brevard County)	655	1.7%	$133,500	-6.5%	171	7.5%	$128,750	17.0%
Port St. Lucie MSA (Martin and St. Lucie Counties)	613	8.5%	$152,000	8.6%	160	-4.8%	$116,500	2.2%
Sebastian-Vero Beach MSA (Indian River County)	241	11.6%	$160,000	12.3%	38	-33.3%	$109,500	-8.0%

* A Metropolitan Statistical Area (MSA) is defined as one or more counties with a large population center and adjacent counties that have a high degree of economic interaction with the population center[s]. We use the official 2010 MSAs delineated by the U.S. Office of Management and Budget, which will be the nationwide standard through 2020.

Produced by Florida REALTORS® with data provided by Florida's multiple listing services. Statistics for each month compiled from MLS feeds on the 15th day of the following month. Data released on Monday, December 22, 2014. Next data release is Friday, January 23, 2015.

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Fourth Quarter 2014 16 Appendix

Fourth Quarter 2014 17 Explanation of Certain Unaudited Non - GAAP Financial M easures • This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income. Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non - GAAP measures. These disclosures should not be considered an alternative to GAAP.

Net Income - GAAP to Non-GAAP Reconciliation:

Presented below is net income excluding adjustments for merger related charges, branch closure charges, and other non core expenses. The Company believes that these results of operations are a more meaningful depiction of the underlying fundamentals of its business and overall performance.

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013
Net Income (Loss) Available to Common Shareholders (GAAP)	($1,517)	$2,996	$1,918	$2,299	$588
Severance	478	328	181	212	0
Merger related charges	2,722	399	1,234	6	0
Branch closure charges and expense initiatives	4,261	68	114	0	0
Brand refresh expense	697	0	0	0	0
Additional incentives for quarter and year performance	1,213	0	0	0	0
Security losses (gains)	(108)	(344)	0	(17)	0
Miscellaneous losses (gains)	119	(45)	144	0	190
Recovery of prior legal fees	0	0	0	0	(350)
Recovery of non-accrual loan interest	0	(192)	0	0	0
Net loss on OREO and repossessed assets	9	156	92	53	0
Asset dispositions expense	103	139	118	128	180
Effective tax rate on adjustments	(3,798)	(219)	(811)	(148)	(8)
Adjusted Net Income (1)	$4,179	$3,286	$2,990	$2,533	$600
Provision (recapture) for loan losses	118	(1,425)	(1,444)	(735)	490
Income taxes	3,167	2,480	2,275	1,597	1,265
Preferred stock dividends and accretion of discount	0	0	0	0	1,262
Adjusted Pretax, Preprovision Income (1)	$7,464	$4,341	$3,821	$3,395	$3,617
Adjusted Earnings per diluted share (1)	$0.13	$0.13	$0.12	$0.10	$0.03
Average shares outstanding	33,124	26,026	25,998	25,657	21,558

(1) Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)

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Non-Interest Expense - GAAP to Non-GAAP Reconciliation:

Presented below is core operating expenses and other non core expenses. The Company believes that these results of operations are a more meaningful depiction of the underlying fundamentals of its business and overall performance.

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013
Noninterest Expense:					
Salaries and wages	$9,998	$7,868	$7,587	$7,412	$8,077
Employee benefits	2,461	2,049	2,081	2,182	1,568
Outsourced data processing costs	1,925	1,769	1,811	1,695	1,586
Telephone / data lines	419	313	306	293	325
Occupancy expense	2,325	1,879	1,888	1,838	1,824
Furniture and equipment expense	683	628	604	571	597
Marketing expense	1,072	717	675	813	749
Legal and professional fees	1,741	884	924	935	839
FDIC assessments	476	387	411	386	451
Amortization of intangibles	446	195	196	196	196
Other	2,863	2,155	2,317	2,063	2,414
Total Core Operating Expense [1] (Non – GAAP)	24,409	18,844	18,800	18,384	18,626
Severance and organizational changes	478	328	181	212	0
Merger related charges	2,722	399	1,234	6	0
Branch closure charges and expense initiatives	4,261	68	114	0	0
Marketing and brand refresh	697	0	0	0	0
Additional incentives for quarter and year performance	1,213	0	0	0	0
Miscellaneous losses (gains)	119	(45)	144	0	190
Recovery of prior legal fees	0	0	0	0	(350)
Net loss on OREO and repossessed assets	9	156	92	53	0
Asset dispositions expense	103	139	118	128	180
Total (GAAP)	$34,011	$19,889	$20,683	$18,789	$18,646

[1] Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)

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